United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 11, 2021

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130

(Address of principal executive offices)

(858) 284-5000

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange

Item 8.01        Other Events

On January 11, 2021, Realty Income Corporation (the “Company”) entered into a purchase agreement with BofA Securities, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 10,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), plus up to an additional 1,575,000 shares of Common Stock if the Underwriters exercise their option to purchase additional shares of Common Stock in full. The public offering price for the shares was $57.05 per share. On January 13, 2021, the Underwriters exercised their option to purchase additional shares of Common Stock in full.

The transaction closed on January 14, 2021. Total net proceeds of the offering (after deducting the underwriting discount and before deducting other estimated expenses) were approximately $669.6 million. The Company intends to use net proceeds from the offering, along with available cash and borrowings as necessary, to fund property acquisitions. As of January 8, 2021, the Company had entered into agreements or letters of intent to acquire additional U.S. and U.K. properties with an aggregate estimated purchase price of approximately $676.8 million. Any remaining net proceeds will be used for general corporate purposes and working capital, which may include additional acquisitions, developments or expansions and/or repayment of borrowings under the Company’s $3.0 billion revolving credit facility and/or its $1.0 billion commercial paper program. The acquisition of properties is subject to numerous uncertainties, including various closing conditions, and there can be no assurance that the properties for which the Company has entered into letters of intent (which are non-binding and therefore can be terminated by the buyer or the seller) or acquisition agreements will be acquired at the prices or on the timetable or other terms currently contemplated, or at all, or that the Company will enter into binding agreements to acquire properties as to which it has entered into letters of intent.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

1.1	Purchase Agreement, dated January 11, 2021, between the Underwriters and the Company.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2021	REALTY INCOME CORPORATION

By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary